CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               KRANTOR CORPORATION

         Krantor Corporation (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL") does hereby certify:

FIRST: The Board of Directors of the Corporation duly adopted resolutions setting forth the following amendment to the Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

ARTICLE FIRST of the Certificate of Incorporation of Krantor Corporation, a Delaware corporation, is hereby amended so as to read as follows:

              "The name of the corporation is Synergy Brands Inc."

SECOND: That thereafter pursuant to a resolution of the Board of Directors, at the annual meeting of the stockholders of the Corporation duly called and held, upon notice in accordance with Section 222 of the DGCL the necessary number of shares as required by statue were voted in favor of the Amendment.

THIRD:  That the Amendment was duly adopted in accordance with the provisions of
Section 242 of the DGCL.

FOURTH: That the Amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of Delaware.

FIFTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Henry Platek, its President, and Mitchell Gerstein, its secretary, this day of ,1998.


                                       By: /s/Henry Platek, President
                                       -------------------------------------
                                              Henry Platek, President


                                       By: /s/Mitchell Gerstein, Secretary
                                       -------------------------------------
                                              Mitchell Gerstein, Secretary


Filed: 6/24/98

                                      EX-1

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                               KRANTOR CORPORATION

Krantor Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Krantor Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that this corporation shall and is hereby authorized to amend its certificate of incorporation to increase the amount of authorized stock available to be issued by this corporation from 15,000,000 shares of stock to 30,000,000 shares of stock divided into 29,900,000 shares of common stock and to allow the issuance of further securities to facilitate processing of this corporation's business expansion opportunities. The certificate of incorporation of this corporation be so amended by:

1. Changing the first paragraph of Article FOURTH therein, first sentence therein to read as follows:

     "The total number of shares of stock with the corporation shall have authority to issue is thirty million (30,000,000). "

2.    Changing the paragraph in article numbered FOURTH which now reads:

     "The 15,000,000 authorized shares shall be divided into 14,900,000 common shares, par value $.001 per share, and 100,000 Class A Preferred Stock, par value $.001 per share."

So that, as amended, said paragraph shall be and read as follows:

"The 30,000,000 authorized shares shall be divided into 20,900,000 common shares, par value $.001 per share, and 100,000 Class A Preferred Stock, par value $.001 per share"

RESOLVED, that the consent of shareholders of this corporation be requested to adopt the above resolutions, where necessary, in accord with the General Corporation Law of the State of Delaware.

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation of Law of the State of Delaware (the "GCL"), by written consent of a majority of the outstanding stock entitled to vote thereon, given in accordance with the provisions of Section 228 of the GCL, with respect to which action written notice has been given as provided in
Section 228 of the GCL.

THIRD: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Henry Platek, its President, and Mitchell Gerstein, its secretary, this 26th day of July , 1996.


                                          By: /s/ Henry Platek, President
                                          --------------------------------
                                                  Henry Platek, President

                                          By: /s/ Mitchell Gerstein, Secretary
                                          ------------------------------------
                                                  Mitchell Gerstein, Secretary

Filed: 7/29/96

                                      EX-2

                           CERTIFICATE OF DESIGNATION,
                             PREFERENCE, RIGHTS AND
                                 LIMITATIONS OF
                             CLASS A PREFERRED STOCK
                                       OF
                               KRANTOR CORPORATION

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

KRANTOR CORPORATION, a corporation incorporated, organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, of the Corporation and in accordance with Sections 141 and 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation on April 15, 1998 adopted the following resolution modifying in part the designated as Class A Preferred
Stock:

         RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Certificate of Incorporation, the preferences, rights and limitations of the previously designated Class A Preferred Stock, par value $.001 per share, of the Corporation are hereby as follows:

All dividend rights of the Preferred Stock are eliminated and no further dividends shall accrue or be paid for any period beyond the date of this resolution and thereby Section 4. "Dividends" is amended in its entirely to read as follows:

         4. Dividends.

Class A Preferred Stock shall not be entitled to any dividends beyond those given to common stock.

IN WITNESS WHEREROF, Krantor Corporation has caused this Certification to be signed on its behalf by Henry J. Platek, its President, and its corporate seal to be hereunto affixed and attested to by Mitchell Gerstein, its Secretary this 15th day of April 1998.

Attest:                            KRANTOR CORPORATION



BY: /s/ Mitchell Gerstein          BY:/s/ Henry J. Platek, Jr.
----------------------------       -------------------------------------
        Mitchell Gerstein                 Henry J. Platek, Jr.
        Secretary                         President


Filed: 6/24/98

                                      EX-3